                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Cumulus Media Inc.:

         We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the registration statement on Form S-8 of Cumulus Media Inc. of our report dated February 14, 2003, with respect to the consolidated balance sheets of Cumulus Media Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 Annual Report on Form 10-K of Cumulus Media Inc.

         Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002.

                                            /s/ KPMG LLP




Chicago, Illinois
April 14, 2003